UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

Perceptive Capital Solutions Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42126	98-1783595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Astor Place, 10th Floor New York, NY	10003
(Address of principal executive offices)	(Zip Code)

(212) 284-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the

Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	PCSC	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

On December 5, 2025, Perceptive Capital Solutions Corp, a Cayman Islands exempted company (“PCSC”), StarNet Merger Sub I, Corp., a Delaware corporation and a wholly-owned subsidiary of PCSC (“Merger Sub I”), StarNet Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of PCSC (“Merger Sub II”), and Freenome Holdings, Inc., a Delaware corporation (“Freenome”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) were unanimously approved by the boards of directors and special committees comprised of independent and disinterested members of the boards of directors of each of PCSC and Freenome. The Business Combination is expected to close in the first half of 2026, following the receipt of the requisite approvals of PCSC shareholders and Freenome stockholders and the fulfillment of other customary closing conditions.

Business Combination Agreement

The Domestication

The Business Combination Agreement provides, among other things, that at least one business day prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing” and the date upon which the Closing actually occurs, the “Closing Date”), PCSC will de-register from the Register of Companies in the Cayman Islands and transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Part 12 of the Companies Act (Revised) of the Cayman Islands (the “Domestication”). In connection with the Domestication, (i) each outstanding Class A ordinary share of PCSC (each, a “PCSC Class A Share”), each outstanding Class B ordinary share of PCSC and each outstanding preference share of PCSC will be converted into one share of common stock, par value $0.0001 per share, of PCSC (the “New Freenome Common Stock”), (ii) PCSC will file the New Freenome COI with the Secretary of State of the State of Delaware and adopt the New Freenome Bylaws (each, as defined and described below) and (iii) PCSC’s name will be changed to “Freenome, Inc.” (the resulting post-Closing entity, “New Freenome”).

PCSC Shareholder Redemptions

PCSC will provide the holders of PCSC Class A Shares the right to have all or a portion of their PCSC Class A Shares redeemed for cash in connection with the Business Combination, in accordance with PCSC’s governing documents, for a per-share price equal to the pro rata portion of the funds then in PCSC’s trust account (including interest not previously released to pay taxes). Any such redemptions will occur immediately prior to the consummation of the Domestication.

The Mergers

Subject to the terms and conditions of the Business Combination Agreement, following the Domestication, Merger Sub I will merge with and into Freenome, with Freenome as the surviving company in the merger and, after giving effect to such merger, as a wholly-owned subsidiary of PCSC (the “First Merger”). At the time the First Merger becomes effective (the “Effective Time”), (i) each share of Freenome common stock (collectively, “Freenome Common Shares”) issued and outstanding as of immediately prior to the Effective Time (including such shares issued upon the conversion of all shares of Freenome preferred stock into Freenome Common Shares prior to the Effective Time in accordance with the terms of the Business Combination Agreement, but excluding Freenome Common Shares held in treasury or by Freenome stockholders who have properly demanded appraisal of such Freenome Common Shares in accordance with Section 262 of the DGCL) will be automatically canceled and extinguished and converted into the right to receive a number of shares of New Freenome Common Stock equal to an exchange ratio, which is based on an implied Freenome base equity value of $725,000,000 and subject to certain adjustments as set forth in the Business Combination Agreement (the “Exchange Ratio”); (ii) each option to purchase Freenome Common Shares (each, a “Freenome Option”), whether vested or unvested, will cease to represent the right to purchase Freenome Common Shares and will be canceled in exchange for options to purchase New Freenome Common Stock under the equity incentive plan to be adopted by PCSC in advance of the Closing (the “New Freenome Equity Incentive Plan”), in an amount equal to the product (rounded down to the nearest whole number) of (x) the number of Freenome Common Shares subject to such Freenome Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of such Freenome Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio, and generally subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Freenome Option immediately prior to the Effective Time; and (iii) each restricted stock unit award that is outstanding with respect to Freenome Common Shares (each, a “Freenome RSU Award”), whether vested or unvested, will cease to have any rights in respect of the Freenome Common Shares and will be canceled in exchange for a restricted stock unit award under the New Freenome Equity Incentive Plan that settles in a number of shares of New Freenome Common Stock (rounded down to the nearest whole share) in an amount and subject to such terms and conditions, in each case, as to be set forth on an allocation schedule, that will generally be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Freenome RSU Award immediately prior to the Effective Time.

As part of the same overall transaction as the First Merger, subject to the terms and conditions of the Business Combination Agreement, Freenome, as the surviving corporation of the First Merger, will merge with and into Merger Sub II with Merger Sub II continuing as the surviving company in the merger (the “Second Merger” and together with the First Merger, the “Mergers”).

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto (the “Parties”) that are customary for transactions of this type, including with respect to the operations of PCSC and Freenome prior to the Closing and the preparation and filing of a registration statement on Form S-4 relating to the Business Combination containing a prospectus and proxy statement of PCSC (the “Registration Statement / Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Parties have also undertaken to procure clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, the board of directors of PCSC has agreed to adopt the New Freenome Equity Incentive Plan and the New Freenome Employee Stock Purchase Plan (as defined and described below) prior to the effectiveness of the Registration Statement / Proxy Statement, as described in the Business Combination Agreement.

Governance

PCSC has agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the Closing, the New Freenome board of directors will initially consist of nine directors, which will be divided into three classes, which directors will include one independent designee to be mutually agreed between Freenome and PCSC.

Conditions to Closing

The obligation of PCSC and Freenome to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) no legal restraint or prohibition issued by any governmental entity enjoining, prohibiting or preventing the consummation of the Business Combination being in effect, (iii) the effectiveness of the Registration Statement / Proxy Statement, (iv) receipt of the requisite approvals and consents of PCSC’s shareholders and Freenome’s stockholders, (v) the approval for listing of the New Freenome Common Stock (including, for the avoidance of doubt, the shares of New Freenome Common Stock to be issued pursuant to the First Merger) on Nasdaq; and (vi) after giving effect to the Business Combination (including the PIPE Financing (as described below) and any PCSC shareholder redemptions), PCSC having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) immediately after the Effective Time.

The obligation of PCSC to consummate the Business Combination is also subject to the fulfillment of other customary closing conditions, including, but not limited to, there having been no Company Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing.

The obligation of Freenome to consummate the Business Combination is also subject to the fulfillment of other customary closing conditions, including, but not limited to, (i) there having been no PCSC Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing, (ii) the aggregate cash proceeds available for release from PCSC’s trust account (after deducting any amounts paid to PCSC shareholders that exercise their redemption rights in connection with the Business Combination), together with the proceeds from the PIPE Financing (as described below), less certain unpaid PCSC expenses, equaling at least $250,000,000, and (iii) the consummation of the Domestication.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of PCSC and Freenome, (ii) by PCSC if the representations and warranties of Freenome are not true and correct or if Freenome fails to perform any pre-closing covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) termination by Freenome if the representations and warranties of any PCSC Party (as defined in the Business Combination Agreement) are not true and correct or if any PCSC Party fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either PCSC or Freenome if the Business Combination is not consummated by September 5, 2026, (v) by either PCSC or Freenome if the requisite PCSC shareholder approvals are not obtained after the conclusion of the meeting at which PCSC’s shareholders voted on such matters, (vi) by either PCSC or Freenome, if any governmental entity has issued a final and non-appealable order prohibiting the Business Combination; and (vii) by PCSC if the Transaction Support Agreements (as described below) are not executed and delivered to PCSC within one business day of the signing date of the Business Combination Agreement or if Freenome’s stockholders do not deliver to PCSC a written consent approving the Business Combination within two business days following the date on which the Registration Statement / Proxy Statement is declared effective.

If the Business Combination Agreement is validly terminated, none of the Parties will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Business Combination Agreement).

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement and any related agreements. The Business Combination Agreement contains representations, warranties and covenants that the respective Parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective Parties and are subject to important qualifications and limitations agreed to by the Parties in connection with negotiating such agreement. It is not intended to provide any other factual information about PCSC, Freenome, or any other Party to the Business Combination Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the Parties, are subject to limitations agreed upon by the Parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts) and are subject to standards of materiality applicable to the Parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any Party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in PCSC’s public disclosures.

The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the Business Combination Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Related Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, PCSC, Perceptive Capital Solutions Holdings, a Cayman Islands exempted limited company (the “Sponsor”), Mark McKenna, Kenneth Song, and Harlan Waksal (“PCSC Insiders”) and Freenome entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which the Sponsor and each PCSC Insider, as a holder of Class B ordinary shares has agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the Business Combination, (ii) waive any adjustment to the conversion ratio set forth in the governing documents of PCSC or any other anti-dilution or similar protection with respect to the Class B ordinary shares (whether resulting from the transactions contemplated by the Subscription Agreements (as defined below) or otherwise), (iii) be bound by certain other covenants and agreements related to the Business Combination, (iv) be bound by certain transfer restrictions with respect to his, her or its shares in PCSC prior to the Closing, and (v) be subject to the restrictions contemplated by the Lock-Up Agreements (as defined below) in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

A copy of the Sponsor Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Sponsor Letter Agreement is qualified in its entirety by reference thereto.

PIPE Financing (Private Placement)

Concurrently with the execution of the Business Combination Agreement, on December 5, 2025, PCSC entered into subscription agreements (the “Subscription Agreements”) with certain qualified institutional buyers, institutional accredited investors, and other accredited investors, including, among others, Perceptive Life Sciences Master Fund Ltd, a fund managed by Perceptive Advisors, an affiliate of the Sponsor, as well as certain existing stockholders of Freenome (collectively, the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and PCSC agreed to issue and sell to the PIPE Investors, on the Closing Date, an aggregate of 24,000,000 shares of New Freenome Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $240,000,000 (the “PIPE Financing”).

The obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, (i) the New Freenome Common Stock (including the New Freenome Common Stock issuable to the PIPE Investors pursuant to the Subscription Agreements) having been approved for listing on Nasdaq; (ii) all conditions precedent to the Closing shall have been satisfied; and (iii) the absence of specified adverse judgements, orders, laws, rules or regulations enjoining or otherwise prohibiting the consummation of the Business Combination.

The obligations of PCSC to consummate the PIPE Financing are further subject to additional conditions, including, among other things: (i) material truth and accuracy of the representations and warranties of the PIPE Investors, subject to customary bringdown standards; and (ii) material compliance by the PIPE Investors with their covenants, agreements and conditions under the Subscription Agreements.

The obligations of the PIPE Investors to consummate the PIPE Financing are further subject to additional conditions, including, among other things: (i) the Business Combination Agreement shall not have been amended, modified, or supplemented, and no condition waived thereunder, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that a PIPE Investor (in its capacity as such) would reasonably expect to receive under the Subscription Agreements; (ii) the material truth and accuracy of the representations and warranties of PCSC in the Subscription Agreements, subject to customary bringdown standards; (iii) no subscription agreement, or other agreements or understandings (including side letters) entered into in connection with the sale of New Freenome Common Stock under the Subscription Agreements, with any other PIPE Investors shall have been amended, modified, or waived in any manner that benefits such other PIPE Investor unless all PIPE Investors have been offered substantially the same benefits (other than terms particular to the legal or regulatory requirements of such other PIPE Investor or its affiliates or related persons); (iv) all specified consents, waivers or other authorizations and notices, required to be made in connection with the issuance and sale of New Freenome Common Stock under the Subscription Agreements shall have been obtained or made, except where failure to so obtain would not prevent PCSC from consummating the transactions contemplated by the Subscription Agreements; (v) material compliance by PCSC with its covenants, agreements and conditions under the Subscription Agreements; (vi) there has not occurred any Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of the Subscription Agreements that is continuing.

The Subscription Agreements provide that PCSC will grant the Investors certain customary registration rights.

The foregoing description of the Subscription Agreements and the PIPE Financing is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreements, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Freenome Transaction Support Agreements and Stockholder Written Consents

Promptly after the signing of the Business Combination Agreement, certain stockholders of Freenome (collectively, the “Freenome Supporting Stockholders”) entered into a Transaction Support Agreement (collectively, the “Transaction Support Agreements”) with PCSC, pursuant to which the Freenome Supporting Stockholders have agreed to, among other things, (a) as promptly as reasonably practicable (and in any event within two business days) following the time at which the Registration Statement / Proxy Statement is declared effective, execute and deliver to Freenome and PCSC the written consents of stockholders holding a sufficient number of shares of Freenome capital stock required to approve the Business Combination Agreement, each ancillary agreement to which Freenome is a party and the Business Combination, (b) at any meeting of the stockholders of Freenome, however called, and in any action by written resolution of the stockholders of Freenome, to vote (or cause to be voted) (i) in favor of the approval and adoption of the Business Combination Agreement and the Business Combination, and (ii) against and withhold consent to any alternative acquisition proposal or other matter, action or proposal intended or that would reasonably be expected to result in a breach of any of Freenome’s covenants or obligations under the Business Combination Agreement, result in any breach to the conditions to Closing thereunder or frustrate the purposes of and otherwise impede or prevent the consummation of the Mergers, or the Business Combination, (c) not, and direct such Freenome Supporting Stockholders’ affiliates not to, directly or indirectly, initiate, encourage or otherwise facilitate an alternative acquisition proposal, (d) refrain from transferring any covered securities, (e) appoint PCSC or any individual designated by PCSC for purposes of complying with the obligations under the Transaction Support Agreements as such Freenome Supporting Stockholders’ agent, attorney-in-fact and proxy to attend on behalf of such Freenome Supporting Stockholder any meeting of the Freenome stockholders with respect to the Business Combination. The obligations under the Transaction Support Agreement automatically terminate upon the earlier of (i) the Effective Time; and (ii) the termination of the Business Combination Agreement in accordance with its terms.

The foregoing description of the Transaction Support Agreements is subject to and qualified in its entirety by reference to the full text of the form of Transaction Support Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Investor Rights Agreement

In connection with the Closing, New Freenome, Sponsor, and certain stockholders of Freenome will enter into an investor rights agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, among other things, New Freenome will agree that, within 30 calendar days following the Closing Date, New Freenome will file with the SEC (at New Freenome’s sole cost and expense) a registration statement registering the resale of certain shares of New Freenome Common Stock held by or issuable to the parties thereto (the “Resale Registration Statement”), and New Freenome will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Such holders will be entitled to customary piggyback registration rights and demand registration rights, including underwritten demands.

The Investor Rights Agreement amends and restates the registration rights agreement that was entered into by PCSC, the Sponsor and the PCSC Insiders in connection with PCSC’s initial public offering. The Investor Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Investor Rights Agreement or (b) with respect to any holder party thereto, on the date that such holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the Investor Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Investor Rights Agreement, a copy of which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Lock-Up Agreement

In connection with the Closing, the Sponsor and certain Freenome stockholders will enter into a lock-up agreement (the “Lock-Up Agreement”) with New Freenome.

Pursuant to the Lock-Up Agreement, the Sponsor and certain Freenome stockholders will agree not to transfer (except for certain permitted transfers) any shares of New Freenome Common Stock held by such holder after the Domestication until six months after the Closing Date.

The foregoing description of the Lock-Up Agreement is subject to and qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit 10.5 to this Current Report.

New Freenome Certificate of Incorporation and New Freenome Bylaws

Concurrently with the Domestication, and prior to the Effective Time, PCSC will file a certificate of incorporation with the Secretary of State of the State of Delaware (“New Freenome COI”) and will adopt bylaws (“New Freenome Bylaws”), which together will govern the rights, privileges, and preferences of the holders of New Freenome securities after the Closing.

The foregoing descriptions of the New Freenome COI and New Freenome Bylaws do not purport to be complete and are qualified in their entirety by the terms and conditions of the forms of the New Freenome COI and New Freenome Bylaws, copies of which are included as Exhibit F and Exhibit G, respectively, to the Business Combination Agreement (attached as Exhibit 2.1 hereto), and the terms of which are incorporated herein by reference.

New Freenome Equity Incentive Plan and New Freenome Employee Stock Purchase Plan

Prior to the effectiveness of the Registration Statement / Proxy Statement, PCSC will approve and adopt, in each case subject to approval by the PCSC shareholders, the New Freenome Equity Incentive Plan and an employee stock purchase plan (the “New Freenome Employee Stock Purchase Plan”) to provide eligible service providers of New Freenome and certain affiliated companies with the opportunity to purchase New Freenome Common Stock and/or acquire a proprietary interest in New Freenome. The New Freenome Equity Incentive Plan will provide for equity incentive compensation grants to employees and consultants (including non-employee directors) in the form of stock options (both non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash-based awards. The New Freenome Employee Stock Purchase Plan will permit eligible employees to purchase New Freenome Common Stock at a discount under (i) a component that is intended to be qualified under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) a component that is not intended to be so qualified under Section 423 of the Code.

The initial number of shares of New Freenome Common Stock reserved and available for issuance under the New Freenome Equity Incentive Plan will equal 12% of New Freenome’s fully-diluted shares at the Closing. Additionally, the number of shares of New Freenome Common Stock reserved and available for issuance under the New Freenome Equity Incentive Plan will be automatically cumulatively increased on the first day of each fiscal year beginning with the 2027 calendar year by (i) 5% of the sum of (A) the number of shares of New Freenome Common Stock issued and outstanding and (B) the number of shares of New Freenome Common Stock issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire New Freenome Common Stock for a nominal exercise price ((A) and (B) together, the “Outstanding Shares”) on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the administrator of the New Freenome Equity Incentive Plan.

The initial number of shares of New Freenome Common Stock reserved and available for issuance under the New Freenome Employee Stock Purchase Plan will equal 2% of New Freenome’s fully-diluted shares at the Closing. Additionally, on January 1, 2027, and each January 1 thereafter through January 1, 2036, the number of shares of New Freenome Common Stock reserved and available for issuance under the New Freenome Employee Stock Purchase Plan will be cumulatively increased by the least of (i) 1% of the Outstanding Shares on the immediately preceding December 31, (ii) 1,500,000 shares or (iii) such number of shares as determined by the administrator of the New Freenome Employee Stock Purchase Plan.

The foregoing descriptions of the New Freenome Equity Incentive Plan and New Freenome Employee Stock Purchase Plan do not purport to be complete and are qualified in their entirety by the terms and conditions of the forms of New Freenome Equity Incentive Plan and New Freenome Employee Stock Purchase Plan, copies of which are included as Exhibit H and Exhibit I, respectively, to the Business Combination Agreement (attached as Exhibit 2.1 hereto), and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of New Freenome Common Stock in connection with the transactions contemplated by the Subscription Agreements is incorporated by reference herein. The shares of New Freenome Common Stock issuable to the PIPE Investors pursuant to the Subscription Agreements will not be registered under the Securities Act in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On December 5, 2025, PCSC and Freenome issued a press release announcing the Business Combination. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation, dated November 2025.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of PCSC under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Additional Information about the Proposed Business Combination and Where to Find It

The proposed Business Combination will be submitted to shareholders of PCSC for their consideration. PCSC intends to file a registration statement on Form S-4 with the SEC, which will include preliminary and definitive proxy statements to be distributed to PCSC’s shareholders in connection with PCSC’s solicitations of proxies from PCSC’s shareholders with respect to the proposed business combination and other matters to be described in the registration statement, as well as the prospectus relating to the offer of the securities to be issued to the stockholders of Freenome in connection with the completion of the proposed Business Combination. After the registration statement has been filed and declared effective, PCSC will mail a definitive proxy statement/prospectus and other relevant documents relating to the proposed Business Combination and other matters to be described in the registration statement to Freenome stockholders and PCSC shareholders as of a record date to be established for voting on the proposed Business Combination. Before making any voting or investment decision, PCSC shareholders, Freenome stockholders, and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC by PCSC in connection with the proposed Business Combination and other matters to be described in the registration statement, when they become available because they will contain important information about PCSC, Freenome and the proposed Business Combination. Shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed by PCSC with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a written request to Perceptive Capital Solutions Corp, 51 Astor Place, 10th Floor, New York, New York 10003.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; expectations and timing related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of Freenome’s tests and products, the size and growth potential of the markets for Freenome’s tests and products; financing and other business milestones; potential benefits of the proposed Business Combination and other related transactions; and expectations relating to the proposed Business Combination and other related transactions. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of Freenome’s and PCSC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Freenome and PCSC. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the Parties to successfully or timely consummate the proposed Business Combination and other related transactions, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcements or other actions relating to SPACs) that could adversely affect the combined company or the expected benefits of the proposed Business Combination and other related transactions; failure to realize the anticipated benefits of the proposed Business Combination and other related transactions; risks related to the approval of Freenome’s products and tests and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive products and tests; ability to obtain sufficient supply of materials; ability to obtain additional financing; ability to attract and retain qualified personnel; global economic and political conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; legal and regulatory changes; the outcome of any legal proceedings that may be instituted against PCSC or Freenome related to the proposed Business Combination; the effects of competition on Freenome’s future business; the amount of redemption requests made by PCSC’s public shareholders. Additional risks related to Freenome’s business include, but are not limited to: uncertainty regarding outcomes of Freenome’s product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of Freenome’s tests and products; risks associated with Freenome’s efforts to commercialize its product candidates; Freenome’s ability to maintain its existing agreements with third parties and to negotiate and enter into new definitive agreements on favorable terms, if at all; the impact of competing product candidates on Freenome’s business; intellectual property-related claims; Freenome’s ability to attract and retain qualified personnel; and Freenome’s ability to source the raw materials for its product candidates. Additional risks related to PCSC include those factors discussed in documents PCSC has filed or will file with the SEC, together with the risks described in the document entitled “Risk Factors” that has been made available to interested parties concurrent with this Current Report on Form 8-K and also set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in PCSC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, PCSC’s Annual Report on Form 10-K for the year ended December 31, 2024, and in those documents that PCSC has filed, or will file, with the SEC.

If any of these risks materialize or PCSC’s or Freenome’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither PCSC nor Freenome presently know or that PCSC and Freenome currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect PCSC’s and Freenome’s expectations, plans, or forecasts of future events and views as of the date of this Current Report on Form 8-K and are qualified in their entirety by reference to the cautionary statements herein. PCSC and Freenome anticipate that subsequent events and developments will cause PCSC’s and Freenome’s assessments to change. These forward-looking statements should not be relied upon as representing PCSC’s and Freenome’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither PCSC, Freenome nor any of their respective affiliates undertake any obligation to update these forward-looking statements, except as required by law.

Participants in the Solicitation

PCSC, Freenome, and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from PCSC’s shareholders with respect to the proposed Business Combination and the other matters set forth in the registration statement. Information regarding PCSC’s directors and executive officers, and a description of their interests in PCSC is contained in PCSC’s Annual Report on Form 10-K, which was filed with the SEC and is available free of charge at the SEC’s website located at www.sec.gov, or by directing a request to Perceptive Capital Solutions Corp, 51 Astor Place, 10th Floor, New York, New York 10003. Additional information regarding the interests of such participants in the proxy solicitation and a description of their direct and indirect interests, will be contained in the proxy statement/prospectus relating to the proposed Business Combination when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

This Current Report on Form 8-K is not a substitute for the registration statement or for any other document that PCSC and Freenome may file with the SEC in connection with the proposed Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by PCSC, without charge, at the SEC’s website located at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, or a recommendation to purchase, any securities, in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the proposed Business Combination or any related transactions, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. This Current Report on Form 8-K is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1†*	Business Combination Agreement, dated as of December 5, 2025, by and among Perceptive Capital Solutions Corp, StarNet Merger Sub I, Corp., StarNet Merger Sub II, LLC and Freenome Holdings, Inc.
10.1*
Sponsor Letter Agreement, dated as of December 5, 2025, by and among Perceptive Capital Solutions Holdings, certain other holders of Perceptive Capital Solutions Corp Class B ordinary shares set forth on Schedule I thereto, Perceptive Capital Solutions Corp and Freenome Holdings, Inc.

10.2	Form of Subscription Agreement.
10.3*	Form of Freenome Transaction Support Agreement.
10.4	Form of Investor Rights Agreement.
10.5	Form of Lock-Up Agreement.
99.1	Press Release, dated December 5, 2025.
99.2	Investor Presentation, dated November 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*
Certain portions of these exhibits have been redacted pursuant to Item 601(b)(2)(ii) or 601(b)(10)(iv) of Regulation S-K. The Registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2025

Perceptive Capital Solutions Corp

	By:	/s/ Adam Stone
	Name:	Adam Stone
	Title:	Chief Executive Officer